UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 18, 2010

(Date of Report - Date of earliest event reported on)

Vermont	000-16435	03-0284070
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Derby Road, Derby, Vermont	05829
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number: (802) 334-7915

Not Applicable

(Former name, former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 203.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

     At the Annual Meeting of the Shareholders of Community Bancorp. (the “Company”) held on May 18, 2010, the shareholders approved a supermajority and fair price amendment to the Company’s Amended and Restated Articles of Association, which will apply to certain change of control transactions involving a 5% or more shareholder or its affiliates (a “Substantial Shareholder”).  Under the provision, certain extraordinary business transactions involving a Substantial Shareholder would require the approval of the same percentage of the common stock as the percentage which approved the charter amendment at the Annual Meeting, unless either (i) the transaction is approved by at least two-thirds of the directors not associated with the Substantial Shareholder or (ii) the price to be paid meets a specified fairness standard.  The amendment proposal was described in the Company’s proxy statement dated April 12, 2010 for the Annual Meeting of Shareholders, under the caption ”Proposal 2 - Amendment of Articles of Association to Adopt Supermajority and Fair Price Provision,” which is incorporated herein by reference.

     The supermajority and fair price amendment was approved at the Annual Meeting by the affirmative vote of the holders of 53.4% of the Company’s outstanding common stock.  Accordingly, that percentage will constitute the required supermajority vote percentage for any transaction covered by the supermajority and fair price provision.  The details of the shareholder vote on the amendment are set forth below in response to Item 5.07 of this report.  The Corporate Secretary has certified the vote results for purposes of establishing the Required Percentage (as defined in the amendment).  That certification is filed as Exhibit 3.1 to this report and will be made a permanent part of the Company’s corporate records.

     The text of the amendment is set forth as Exhibit 3.2 to this report.  The amendment is being filed with the Vermont Secretary of State and will become effective upon filing.

Item 5.07.  Submission of Matters to a Vote of Security Holders

     The following matters were submitted to a vote of security holders, at the Annual Meeting of Shareholders of Community Bancorp. on May 18, 2010:

Proposal 1.	To elect four incumbent directors to serve until the Annual Meeting of Shareholders in 2013;

Proposal 2.
To amend the Company’s Articles of Association to add a supermajority and fair price provision that would apply to certain change of control transactions involving a 5% or more shareholder or its affiliates; and

Proposal 2.	To ratify the selection of the independent registered public accounting firm of Berry, Dunn, McNeil & Parker as the Corporation’s external auditors for the fiscal year ending December 31, 2010.

     As of March 9, 2010, the record date for the Annual Meeting, there were 4,550,745 shares of the Company’s $2.50 par value common stock outstanding, and each share was entitled to one vote on all matters submitted to the shareholders for vote at the meeting.

The vote results are as follows:

			AUTHORITY
			WITHHELD/	BROKER
MATTER	FOR	AGAINST	ABSTAIN	NON-VOTE
Proposal 1. Election of Incumbent Directors:
Charles W. Bucknam, Jr.	2,624,333	N/A	159,967	448,090
Stephen P. Marsh	2,775,095	N/A	9,205	448,090
Peter J. Murphy	2,757,496	N/A	26,804	448,090
Frederic Oeschger	2,768,484	N/A	15,816	448,090

In accordance with section 3.02 of the Company’s Bylaws, each of the directors was elected, having received the affirmative vote of at least a majority of the shares represented at the meeting and entitled to vote.

Proposal 2. Adoption of Supermajority and Fair Price Amendment	2,430,229	334,150	19,921	448,090

The amendment proposal was approved, having received the affirmative vote of 53.4% of the shares represented at the meeting and entitled to vote.

Proposal 3. Selection of External Auditors:	3,212,276	460	19,654	-0-
Berry, Dunn, McNeil & Parker

The selection of Berry, Dunn, McNeil & Parker as the Company’s external auditors for 2010 was approved, having received more votes “FOR” than “AGAINST.”

The Company issued a press release on May 20, 2010, announcing the results of the votes taken at the Annual Meeting.  A copy of that press release is filed as Exhibit 99.1 to this report.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

The following Exhibits are filed herewith:

Exhibit 3.1  Certification of Corporate Secretary as to Vote Results (Supermajority and Fair Price Provision)

Exhibit 3.2  Text of Amendment to Amended and Restated Articles of Association (Supermajority and Fair Price Provision)

Exhibit 99.1  Press Release dated May 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCORP.

DATED: May 24, 2010	/s/ Stephen P. Marsh
Stephen P. Marsh,
President & Chief Executive Officer